Exhibit 25(a)






                           CERTIFICATE OF SECRETARY


          I, Michael R. Lindburg, hereby certify that I am the duly elected

Secretary of First Albany Companies Inc., a New York Corporation, and further certify that the following is a true copy of a resolution duly adopted by the

Board of Directors of said corporation at a meeting duly held on the 18th day of January, 1994, at which a quorum was present and voting, and that the same has not been repealed or amended.



                                   /s/ Michael R. Lindburg
                                   ----------------------------
                                   Michael R. Lindburg
                                   Secretary

Dated:  February 2, 1994






          RESOLVED, that the preparation and filing of a registration statement on Form S-8 under the Securities Act of 1933 for the registration of up to 300,000 shares of the Corporation's Common Stock, $.01 par value, for issuance and sale pursuant to the First Albany Companies Inc. Stock Bonus Plan (the "Plan"), be, and hereby is, approved with such changes therein as the proper officers of the Corporation deem necessary or desirable, and that each of the President, any Vice President and the Secretary or Assistant Secretary of the Corporation ("designated officers") be, and they hereby are, authorized and empowered to execute said registration statement on behalf of the Corporation and to cause the same to be filed with the Securities and Exchange Commission (the "Commission"); and

          RESOLVED, that designated officers be, and each of them hereby is, authorized and empowered to execute and file all such instruments and documents, make all payments and do all such other acts and things, including the execution and filing of an amendment or amendments to said registration statement, as such officer may deem necessary or desirable in order to effect such filing and procure the effectiveness of said registration statement; and


          RESOLVED, that, for the purpose of executing the registration statement and causing the same to be filed with the Commission and of remedying any deficiencies or making any change with respect thereto by an appropriate amendment or amendments, the directors and officers of the Corporation be, and each of them hereby is, authorized and empowered to give their several powers of attorney to George C. McNamee and Alan P. Goldberg, or any one of them; and that the power of attorney, in substantially the form presented to this meeting, be, and it hereby is, approved with such changes therein as the designated officers, or any one of them, may deem necessary or desirable; and



          RESOLVED, that it is desirable and in the best interest of the Corporation that its securities be qualified or registered for sale in various states; that the designated officers be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Corporation to be issued under the Plan as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken.